CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-296875 on Form S-6 of our report dated August 18, 2026, relating to the financial statement of FT 13139, comprising ETF Growth and Income Aug. '26 (ETF Growth and Income Portfolio, August 2026 Series), one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

August 18, 2026